      As filed with the Securities and Exchange Commission on May 20, 1998
                                                  Registration No. 333- ________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                  -------------
                          SANGSTAT MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                  94-3076-069
  (State or other jurisdiction              (IRS Employer Identification No.)
of incorporation or organization)

                                1505 ADAMS DRIVE
                          MENLO PARK, CALIFORNIA 94025
               (Address of principal executive offices) (Zip Code)
                                  -------------
                          SANGSTAT MEDICAL CORPORATION
                             1993 STOCK OPTION PLAN
                  1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full title of the Plans)
                                  -------------
                             PHILIPPE POULETTY, M.D.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          SANGSTAT MEDICAL CORPORATION
                          1505 ADAMS DRIVE, MENLO PARK,
                                CALIFORNIA 94025
                    (Name and address of agent for service)
                                 (650) 328-0300
          (Telephone number, including area code, of agent for service)
                                  -------------
                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                                             Proposed Maximum         Proposed Maximum
                                         Amount to be       Offering Price per       Aggregate Offering          Amount of
Title of Securities to be Registered    Registered(1)            Share(2)                 Price(2)           Registration Fee
-------------------------------------   -------------       ------------------       ------------------      ----------------
1993 Stock Option Plan:

Options to purchase Common Stock             1,250,000              N/A                     N/A                     N/A

Common Stock, $0.001 par value               1,250,000            $31.75                $39,687,500             $11,707.81

1996 Non-Employee Directors
Stock Option Plan:

Options to purchase Common Stock               250,000              N/A                     N/A                    N/A

Common Stock, $0.001 par value                 250,000            $31.75                $ 7,937,500             $ 2,341.56


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1993 Stock Option Plan and 1996 Non-Employee Directors Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of SangStat Medical Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of SangStat Medical Corporation on the Nasdaq National Market on May 15, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

        SangStat Medical Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

        (b) Amendment Number 1 on Form 10-K/A filed with the SEC on April 30, 1998;

        (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

        (d) The Registrant's Registration Statement No. 0-22890 on Form 8-B filed with the SEC on December 4, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide that the Registrant will indemnify its directors and may indemnify its officers to the full extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence by directors and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws are not to be deemed to be exclusive of any other right such persons may have or acquire under any statute or any provision of any Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        The Registrant has entered into indemnification agreements with each of its directors which provide the directors with indemnification rights. One significant difference between the indemnification rights provided under the Registrant's Bylaws and those provided under the indemnification agreements is that, under the Bylaws as construed in accordance with Delaware law, amounts may be paid as indemnity only if independent determinations are made in each specific case that under the circumstances the individual claiming indemnity meets certain specified standards of conduct. Under the indemnification agreements, a determination that a director has met those standards is not required for such indemnity, although the agreements exclude indemnity for conduct which is adjudged to be knowingly fraudulent, deliberately dishonest or to constitute willful misconduct.

        In addition, the Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the director's fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits


    Exhibit
     Number     Exhibit
     ------     -------
         4      Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-22890 on Form 8-B
                which is incorporated herein by reference pursuant to Item 3(d)
                of this Registration Statement.

         5      Opinion and consent of Gunderson Dettmer Stough Villeneuve
                Franklin & Hachigian, LLP.

        23.1    Consent of Deloitte & Touche LLP, Independent Auditors.

        23.2    Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                Hachigian, LLP is contained in Exhibit 5.

        24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.


Item 9. Undertakings

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1993 Stock Option Plan and 1996 Non-Employee Directors Stock Option Plan.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on this 15th day of May, 1998.



                                      SANGSTAT MEDICAL CORPORATION


                                      By: /s/ Philippe Pouletty
                                          -------------------------------
                                           Philippe Pouletty, M.D.
                                           Chairman and Chief Executive Officer




                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of SangStat Medical Corporation, a Delaware corporation, do hereby constitute and appoint Philippe Pouletty and James F. Hinrichs, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                Title                                                    Date
---------                                -----                                                    ----
/s/ Philippe Pouletty                    Chairman and Chief Executive Officer                 May 15, 1998
-------------------------------          (Principal Executive Officer)
Philippe Pouletty, M.D.


/s/ James F. Hinrichs                    Chief Financial Officer                              May 15, 1998
-------------------------------          (Principal Financial and Accounting Officer)
James F. Hinrichs

Signature                                Title                                                    Date
---------                                -----                                                    ----
/s/ Gordon Russell                       Director                                             May 15, 1998
-------------------------------
Gordon Russell



/s/                                      Director                                             ______, 1998
-------------------------------
Fredric J. Feldman, Ph.D.



/s/ Elizabeth Greetham                   Director                                             May 15, 1998
-------------------------------
Elizabeth Greetham



/s/ Richard D. Murdock                   Director                                             May 15, 1998
-------------------------------
Richard D. Murdock



/s/ Vincent Worms                        Director                                             May 15, 1998
-------------------------------
Vincent Worms


/s/ Andrew Perlman                       Director                                             May 15, 1998
-------------------------------
Andrew Perlman

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                          SANGSTAT MEDICAL CORPORATION

                                  EXHIBIT INDEX


     Exhibit
     Number         Exhibit
     ------         -------
         4      Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-22890 on Form 8-B,
                which is incorporated herein by reference pursuant to Item 3(d)
                of this Registration Statement.

         5      Opinion and consent of Gunderson Dettmer Stough Villeneuve
                Franklin & Hachigian, LLP.

        23.1    Consent of Deloitte & Touche LLP, Independent Auditors.

        23.2    Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                Hachigian, LLP is contained in Exhibit 5.